Exhibit 99.2

FOR IMMEDIATE RELEASE

Fulton Financial Announces Pricing of $250 Million Offering of Common Stock

(April 29, 2024) - LANCASTER, Pa. - (BUSINESS WIRE) - Fulton Financial Corporation (NASDAQ: FULT) (the “Corporation”) today announced the pricing of its public offering of 16,666,667 shares of its common stock (the “common stock”), at a price to the public of $15 per share, for an aggregate offering amount of $250 million. In addition, the Corporation has granted the underwriters a 30-day option to purchase up to an additional 2,500,000 shares of common stock at the public offering price, less underwriting discounts.

Piper Sandler and BofA Securities acted as joint book-running managers for the offering.

The Corporation expects that the net proceeds of the offering will be approximately $238 million, assuming no exercise of the Underwriters’ option to purchase additional shares, after deducting underwriting discounts and before deducting transaction expenses payable by the Corporation. The Corporation intends to use the net proceeds of the offering for general corporate purposes, including to support new opportunities in connection with its business strategy following its previously announced acquisition of substantially all of the assets and its assumption of substantially all of the deposits and certain liabilities of Republic First Bank, doing business as Republic Bank, from the Federal Deposit Insurance Corporation. The Corporation expects to close the offering, subject to customary conditions, on or about May 1, 2024.

The offering is being made only by means of a prospectus supplement and accompanying base prospectus. The Corporation has filed a registration statement on Form S-3 (File No. 333-274624), and a preliminary prospectus supplement to the prospectus contained in the registration statement with the U.S. Securities and Exchange Commission (the “SEC”) for the shares of common stock to which this communication relates and will file a final prospectus supplement relating to the shares of common stock. Prospective investors should read the prospectus supplement and base prospectus in the registration statement and other documents the Corporation has filed or will file with the SEC for more complete information about the Corporation and the offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus supplement, when available, and the accompanying base prospectus may be obtained by contacting Piper Sandler, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, Attention: Prospectus Department, or by telephone at (800) 747-3924 or email at prospectus@psc.com or BofA Securities, Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, or by email at dg.prospectus_requests@bofa.com.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus relating thereto.

About Fulton Financial Corporation

Fulton Financial Corporation is a Pennsylvania-based financial holding company that operates more than 200 financial centers in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through its banking subsidiary, Fulton Bank, N.A.

Safe Harbor Statement

This press release contains forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “projects,” the negative of these terms and other comparable terminology.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the “SEC”) and are, or will be, available on the SEC’s website (www.sec.gov).

Media Contact: Lacey Dean, 717-735-8688

Investor Contact: Matt Jozwiak, 717-327-2567

Source: Fulton Financial Corporation